UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 27, 2007
H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
(a) On April 27, 2007, the following agreements were entered into regarding financing facilities to fund daily non-prime originations of Option One Mortgage Corporation, (“OOMC”), a wholly-owned indirect subsidiary of H&R Block, Inc. (the “Company”):
(i)      On April 27, 2007, Option One Owner Trust 2003-5 (the “Citigroup Trust”) entered into Supplemental Indenture Number One to the Indenture dated as of November 1, 2003 between the 2003-5 Trust and Wells Fargo Bank N.A. (“Wells Fargo”) (the “Citigroup Amendment”).
The purpose of the Citigroup Amendment was to extend through July 30, 2007 OOMC’s on-balance sheet financing arrangement with Citigroup Global Markets Realty Corp (“Citigroup”) to fund daily non-prime originations (the “Citigroup On-Balance Sheet Warehouse Facility”).
The Citigroup On-Balance Sheet Warehouse Facility provides funding totaling $1,500,000,000 (less fundings outstanding under OOMC’s off-balance sheet warehouse facility with Citigroup) through July 30, 2007, and bears interest at one-month LIBOR plus additional margin rates. The Citigroup On-Balance Sheet Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratios, net income test and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the Citigroup On-Balance Sheet Warehouse Facility. In addition, the Citigroup On-Balance Sheet Warehouse Facility permits Citigroup at any time to require the Citigroup Trust to redeem specified borrowed amounts outstanding under the Citigroup On-Balance Sheet Warehouse Facility.
(ii)      On April 27, 2007, Option One Loan Warehouse Corporation (“OOLWC”) (a wholly-owned subsidiary of OOMC), OOMC, Option One Owner Trust 2005-9 (the Deutsche Trust”) and Wells Fargo entered into Amendment Number Two to the Pricing Letter dated as of December 23, 2005 (the “Deutsche Amendment”).
The primary purpose of the Deutsche Amendment was to (i) reduce the amount of committed funding available under OOMC’s off-balance sheet financing arrangement with DB Structured Products, Inc. (“Deutsche”), Gemini Securitization Corp., LLC, Aspen Funding Corp. and Newport Funding Corp. (the “Deutsche Warehouse Facility”), from $1,000,000,000 to $500,000,000, and (ii) increase the amount of uncommitted funding available under the Deutsche Warehouse Facility from $500,000,000 to $1,000,000,000.
The Deutsche Warehouse Facility now provides $500,000,000 in committed funding and $1,000,000,000 in uncommitted funding for daily non-prime originations through January 15, 2008, subject to various triggers, events or occurrences that could result in earlier termination and bears interest at one-month LIBOR plus additional margin rates. The Deutsche Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, tangible net worth to total required capital ratio, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the Deutsche Warehouse Facility. In addition, the Deutsche Warehouse Facility permits Deutsche at any time to require the Deutsche Trust to redeem specified borrowed amounts outstanding under the Deutsche Warehouse Facility.
(iii)      On April 27, 2007, the following agreements were entered into with respect to OOMC’s off-balance sheet warehouse facility with Greenwich Capital Financial Products, Inc. (“Greenwich”) (the “Greenwich Amendment”):
•	Amendment Number Seven to the Sale and Servicing Agreement dated as of November 25, 2003, among OOMC, OOLWC, Option One Owner Trust 2001-1A (the “Greenwich Trust”), and Wells Fargo; and

•	Amendment Number Eight to the Amended and Restated Indenture dated as of November 25, 2003 between the Greenwich Trust and Wells Fargo.
The purpose of the Greenwich Amendment was to extend through April 25, 2008, OOMC’s off-balance sheet financing arrangement with Greenwich to fund daily non-prime originations (the “Greenwich Warehouse Facility”).
The Greenwich Warehouse Facility provides $2,000,000,000 in committed funding and $1,000,000,000 in uncommitted funding through April 25, 2008, subject to various triggers, events or occurrences that could result in earlier termination. The Greenwich Warehouse Facility bears interest at one-month LIBOR plus additional margin rates and provides for payment of nonutilization fees. The Greenwich Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, which could result in earlier termination. These triggers, limits and covenants include a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other warehouse facilities would trigger a default under the Greenwich Warehouse Facility. In addition, the Greenwich Warehouse Facility permits Greenwich at any time to require the Greenwich Trust to redeem specified borrowed amounts outstanding under the Greenwich Warehouse Facility.
(iv)      On April 27, 2007, OOLWC, OOMC, Option One Owner Trust 2002-3 (the “UBS Trust”), UBS Real Estate Securities Inc. (“UBS”) and Wells Fargo entered into Amendment No. One to the Pricing Letter dated as of January 19, 2007 (the “UBS Amendment”).
The primary purpose of the UBS Amendment was to reduce the amount of funding available under OOMC’s off-balance sheet financing arrangement with UBS (the “UBS Warehouse Facility”), from $1,500,000,000 to $750,000,000.
The UBS Warehouse Facility provides funding totaling $750,000,000 for daily non-prime originations through January 18, 2008, subject to various triggers, events or occurrences that could result in earlier termination and bears interest at one-month LIBOR plus additional margin rates. The UBS Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, tangible net worth to total required capital ratio, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the UBS Warehouse Facility. In addition, the UBS Warehouse Facility permits UBS at any time to require the UBS Trust to redeem specified borrowed amounts outstanding under the UBS Warehouse Facility.
(v) On April 27, 2007, OOLWC, Option One Mortgage Capital Corporation (“OOMCC”), OOMC and Wells Fargo Bank entered into an Amendment to Terminate Agreements (the “Termination Amendment”) regarding the warehouse financing facility maintained with Merrill Lynch Bank USA. See Item 1.02 of this report on Form 8-K for further information regarding the Termination Amendment, which is hereby incorporated in this Item 1.01(a)(v) by reference.
(b)      Under the warehouse facilities described in items 1.01(a)(i), (ii), (iii) and (iv) above, non-prime loans originated by OOMC are sold daily to the applicable warehouse trusts, which utilize the applicable warehouse facilities to purchase the loans. The trusts subsequently sell the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K for the fiscal year ended April 30, 2006.
(c)      Certain parties to the warehouse facilities described in items 1.01(a)(i), (ii), (iii) and (iv) above have other relationships with the Company or its affiliates. Citigroup and affiliates of UBS, Deutsche, Greenwich and Wells Fargo are lending parties pursuant to credit facilities maintained by Block Financial Corporation, as borrower, and the Company, as guarantor, with various lenders. In addition, Wells Fargo serves as the indenture trustee under other mortgage warehouse facilities maintained by OOMC or its affiliates. See Item 1.02 of this report on Form 8-K for further information regarding other relationships between the Company and parties to the Termination Amendment, which is hereby incorporated in this Item 1.01(c) by reference.
Item 1.02. Termination of a Material Definitive Agreement
On April 27, 2007, OOLWC, OOMCC, and OOMC and Wells Fargo Bank entered into the Termination Amendment to terminate as of the close of business on April 27, 2007, the financing facility and related agreements among OOLWC, OOMC, Option One Owner Trust 2005-8 (the “Merrill Trust”), Merrill Lynch Bank USA (“Merrill”) and Wells Fargo (the “Merrill Warehouse Facility”).
The Merrill Warehouse Facility provided funding totaling $1,500,000,000 to fund daily non-prime mortgage loan originations through October 5, 2007. The Merrill Warehouse Facility was subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the Merrill Warehouse Facility.

The Merrill Warehouse Facility was terminated in connection with discussions with Merrill regarding the “minimum net income” covenant contained in the Merrill Warehouse Facility. This covenant required OOMC to maintain a cumulative minimum net income of at least $1 for the four consecutive quarters ended April 30, 2007. OOMC did not meet the covenant as of April 30, 2007.
Certain parties to the Merrill Warehouse Facility have other relationships with the Company or its affiliates. Merrill and an affiliate of Wells Fargo are lending parties pursuant to credit facilities maintained by Block Financial Corporation, as borrower, and the Company, as guarantor, with various lenders. In addition, Wells Fargo serves as the indenture trustee under other mortgage warehouse facilities maintained by OOMC or its affiliates.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01(a), (i), (ii), (iii) and (iv) and Item 1.01(b) of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.
Pursuant to the warehouse facilities described in items 1.01(a)(i), (ii), (iii) and (iv) above, OOMC provides a guarantee up to a maximum of approximately 10% of the aggregate principal balance of mortgage loans held by the applicable trusts before ultimate disposition. This guarantee would be called upon if the sale of mortgage loans did not generate adequate proceeds to satisfy the trusts’ current or ultimate payment obligations. The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to this guarantee under each of the applicable warehouse facilities would be approximately as follows:

Warehouse Facility	Amount
Citigroup On-Balance Sheet Warehouse Facility	$150,000,000
Deutsche Warehouse Facility	150,000,000
Greenwich Warehouse Facility	300,000,000
UBS Warehouse Facility	75,000,000
Item 7.01. Regulation FD Disclosure
As reported in the Company’s Form 10-Q for the fiscal quarter ended January 31, 2007 (the “January Form 10-Q”), OOMC did not meet the “minimum net income” financial covenant contained in eight of its committed warehouse facilities. This covenant required OOMC to maintain a cumulative minimum net income of at least $1 for the four consecutive fiscal quarters ended January 31, 2007. On January 24, 2007, OOMC obtained waivers of the minimum net income financial covenants through April 27, 2007 from each of the applicable warehouse facility providers. As also reported in the January Form 10-Q, the Company stated that it anticipated that OOMC would not meet the minimum net income financial covenant at April 30, 2007.
On April 27, 2007, OOMC obtained waivers of the minimum net income financial covenant from certain of the warehouse facility providers. These waivers extend through various dates and, in some instances, are subject to OOMC having a specified amount of total warehouse capacity. In instances where waivers were not obtained for a particular warehouse facility, the facility was either terminated (as noted in Item 1.02 of this report on Form 8-K) or allowed to expire.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: May 1, 2007	By:	/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary